Exhibit 99.2

                         REVOCABLE PROXY

              FIRST STATE FINANCIAL SERVICES, INC.

                 SPECIAL MEETING OF SHAREHOLDERS

                        February __, 1997


     The undersigned hereby appoints Michael J. Quigley, III, and Theodore F. Cox, with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of common stock of First State Financial Services, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting"), to be held on February __, 1997, at 10:00 a.m., local time, at Mayfair Farms, 481 Eagle Rock Avenue, West Orange, New Jersey, and at any and all adjournments thereof.

     The proxies are instructed to vote as follows:
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The Board of Directors unanimous recommends a vote FOR the
following:

     1.   THE APPROVAL AND ADOPTION       For  Against  Abstain
          OF THE AGREEMENT AND PLAN       [ ]    [ ]      [ ]
          OF MERGER DATED JUNE 24,
          1996, AS AMENDED (THE "MERGER
          AGREEMENT") BETWEEN
          THE COMPANY AND SOVEREIGN
          BANCORP, INC. ("SOVEREIGN"),
          PROVIDING FOR THE MERGER
          OF THE COMPANY WITH AND INTO
          SOVEREIGN, AS DESCRIBED IN
          THE COMPANY'S PROXY
          STATEMENT.

     2.   THE APPROVAL OF AN ADJOURNMENT  For  Against  Abstain
          OF THE SPECIAL MEETING, IF      [ ]    [ ]      [ ]
          NECESSARY, TO PERMIT FURTHER
          SOLICITATION OF PROXIES IN
          THE EVENT THERE ARE NOT
          SUFFICIENT VOTES AT THE TIME
          OF THE SPECIAL MEETING TO
          CONSTITUTE A QUORUM OR TO
          APPROVE THE MERGER AGREEMENT,
          AS DESCRIBED IN THE COMPANY'S
          PROXY STATEMENT

     3.   TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BE
          BROUGHT BEFORE THE SPECIAL MEETING.  IN THEIR
          DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
          SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE
          THE MEETING.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
LISTED PROPOSALS.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

     The undersigned acknowledges receipt from First State Financial Services, Inc., prior to the execution of this proxy, of a Notice of Special Meeting of Shareholders and of a Proxy Statement, each dated January __, 1997 and of the Annual Report to Shareholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

     Please be sure to sign and date this Proxy in the box below.

Date_____________________     __________________________________
                              Shareholder sign above

                              __________________________________
                              Co-holder (if any) sign above